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                                                                    EXHIBIT 5.01

                           RAINEY, ROSS, RICE & BINNS
                         735 FIRST NATIONAL CENTER WEST
                         OKLAHOMA CITY, OKLAHOMA  73102



                                 June 2, 1995



Oklahoma Gas and Electric Company
101 North Robinson
Oklahoma City, Oklahoma  73101

         Re: 3,000,000 shares of Common Stock, par value $2.50 per share, of Oklahoma Gas and Electric Company issued pursuant to the Automatic Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

         We have participated in the proceedings taken by Oklahoma Gas and Electric Company in connection with the proposed issuance of the Common Stock referred to above pursuant to the Company's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Additional Shares"). We have examined all records, instruments and documents which we have deemed necessary for the purpose of this opinion, including the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to the Additional Shares to be filed by the Company pursuant to said Act.

         Based upon the foregoing and upon our general familiarity with the properties and affairs of the Company, we are of the opinion that:

         1. the Company is a validly organized and legally existing corporation, in good standing under the laws of the State of Oklahoma and that it is legally qualified and authorized to operate and conduct its business in the State of Oklahoma.

         2. when, as and if the Additional Shares have been duly issued and delivered, and the consideration for the Additional Shares has been duly received by the Company, all in the manner contemplated by said Registration Statement, the Additional Shares will be legally issued, fully paid, and non-assessable shares of stock of the Company.
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         3.      the statements made in the above-mentioned Registration
                 Statement and in the related Prospectus purporting to be made or based upon our opinion correctly set forth our opinion upon said respective matters.

                                               Respectfully,

                                               RAINEY, ROSS, RICE & BINNS


                                               BY:/s/ HUGH D. RICE